Exhibit 99.1

Q3 FY18 Conference Call Supplemental Operating & Financial Data December 7, 2017 DRAFT 7

Forward Looking Statements This presentation contains forward looking statements under the Private Securities Litigation Reform Act of 1995. The words expect, estimate, anticipate, plan, predict, believe, intend, and similar expressions and variations thereof are intended to identify forward looking statements. Such statements include comments regarding the intent, belief, or current expectations of the Company with respect to, among other things, trends affecting the financial condition or results of operations of the Company; the business and growth strategies of the Company, including new store openings; the results of the Company’s operational and other initiatives, including pursuant to the Company’s profit improvement plans; the results of operations for future periods and potential uses of capital. These statements do not guarantee future performance and therefore, undue reliance should not be placed upon them. For a more detailed discussion of the factors that can cause actual results to differ materially from those projected in any forward-looking statements, the Company refers you to 99 Cents Only Stores’ most recent 10-Q and 10-K filed with the SEC or posted on the Company’s website. Please note that this presentation will refer to certain financial information of the Company that can be found at the end of the earnings release issued earlier today, December 7, 2017, and is presented on a non-GAAP basis. The Company cautions that these non-GAAP financial measures should be viewed in addition and not as an alternative to the Company’s complete consolidated financial statements and financial notes prepared in accordance with GAAP. Definitions and reconciliation of these non-GAAP measures to their most directly comparable GAAP measure are included in the earnings release.

Immediate areas of emphasis for fiscal 2018 Reduce shrink and manage scrap Optimize 99 Cents Only Stores’ logistics network The 5 R’s: the Right product to the Right store at the Right time in the Right quantity with the Right inventory Improve overall operations in Texas to drive profitability

Reduce shrink and manage scrap Initiatives Implement store perpetual inventory system (Store Inventory Module, or “SIM”) Enhance in-house loss prevention team Continue testing and gauging the effectiveness of key in-store processes underlying store inventory management Retro-fit stores with lower profile, 5-foot high shelving Recent Updates Shrink & Scrap Rates Shrink and scrap as a percent of sales improved 20 basis points year-over-year in Q3 fiscal 2018, resulting in a year-to-date improvement of 70 basis points year-over-year Store Inventory Module Implemented SIM cycle count processes in dairy categories in select districts; measurement of cycle count store compliance and accuracy leading to improvements in order flow, scrap and shrink Lower Profile Shelves Lowering shelves of stores in pilot program to their original five-foot height has resulted in improvements in shrink without a negative impact on sales 200 stores have been retro-fitted; will lower shelf heights at all remaining stores in a prudent and timely manner

The 5 r’s Achieved significant inventory reductions in warehouses and distribution centers: Converted approximately $50 million of excess inventory to cash over the past two years Inventories up $24 million from $189 million in the second quarter of fiscal 2018 necessitated by sales momentum and continued seasonal inventory buys ahead of the holiday season Expanded initiatives to test lower inventory levels at stores: Wrapping up pilot of reduced safety stock levels of select items across multiple districts Early results are encouraging Determining successive procedures that balance: Reducing inventories of low velocity items Enhancing and expanding inventory offerings in popular categories, including pet, craft and baby Right Inventory

The 5 r’s (continued) Right Product Broader array of quality merchandise available Uniform merchandising strategy Right Store, Right Time Utilization of calibrated replenishment process that better and more efficiently matches product allocation with customer demand Right Quantity Sell-through rate at full margin for Halloween was approximately 85% 22% year-over-year increase in sales of Halloween merchandise Early sell-through rates for Harvest mirror Halloween results

Improve overall operations in Texas Initiatives Began efforts in Texas market in late fiscal 2017. Key initiatives: Enhance the customer experience through physical clean-ups that reduce clutter and expand shopping space Improve merchandise assortment through the creation of Texas-based purchasing and allocation teams Optimize Texas logistics Recent Results Fully staffed Texas based purchasing and allocation team, which has significantly improved merchandise alignment with local preferences, seasonal replenishment processes, and overall in-stock levels Impact from Hurricane Harvey: 3 of 27 stores in the Houston market sustained structural damage; all but one store have since re-opened; remaining closed store expected to re-open in Q1 fiscal 2018 Closed stores and overall damages immaterial after taking into account insurance coverage Despite the impacts from regional hurricanes, same store sales comp in Texas for Q3 fiscal 2018 was 13.4% Year to date profitability is strong compared to the same period last year

Optimize chain-wide logistics network Optimize transportation and distribution capabilities with third-party transportation provider Expand store delivery schedule to seven days per week Install additional racking at the Garfield distribution center to maximize efficiency Recent Results Expanded delivery schedule: Improves the flow of merchandise and efficiencies in the supply chain Designed to benefit Sunday and Monday store in-stocks, traffic and sales going forward Experienced a one-time increase in distribution and transportation expenses during Q3 fiscal 2018 due to overtime expenses and logistics inefficiencies during the delivery schedule transition Garfield distribution center: Installation of four-level high racking completed during Q3 fiscal 2018 Racking provides 2.5x the former capacity of the facility while improving operational efficiencies Initiatives

‘Maintain progress mode’ initiatives Improving the Customer Experience Update As expected, completed the physical refresh initiative in Las Vegas at the end of Q3 fiscal 2018 The 18 Las Vegas stores underwent physical clean-ups, installation of additional refrigeration equipment, and improvements to the allocation & replenishment processes Physical refresh initiative has now been completed at 71 stores across San Diego, Phoenix, and Las Vegas Currently focused on raising overall customer awareness and increasing traffic in Las Vegas through a comprehensive and cost-effective marketing campaign Culture of Safety Update Through the first nine months of fiscal 2018, workers’ compensation claims were down 18% year-over-year, on top of the 20% reduction achieved during fiscal 2017

Q3 fiscal 2018 Financial Review

SALES BRIDGE-FY18 Q3 VS. FY17 Q3


Improved sales across all major categories – general merchandise, grocery, consumables, fresh, and seasonal; general merchandise growth from sales of above $1 value merchandise
$51.8
$2.5
$553.6
$0.5
85% sell-through rate at full margin for Halloween
$500.1
$0.4
($M)
FY17 Q3 Sales
New / Non-Comp Stores
Improvement in Comp Sales
Seasonal Comp Improvement
Bargain Wholesale
FY18 Q3 Sales

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GROSS MARGIN BRIDGE-FY18 Q3 VS. FY17 Q3


29.0%
0.2%
0.2%
0.2%
0.2%
29.4%
Improved product margin from lower levels of markdown initiatives as a result of improved inventory management; strong sales in higher-margin general merchandise
Unexpected one-time increases in overtime expenses and logistics inefficiencies during transition to seven day delivery schedule to improve flow of merchandise
(% of Sales)
FY17 Q3 Gross Margin
Shrink & Scrap
Cost of Product
Distribution & Transportation
Other Misc.
FY18 Q3 Gross Margin

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ADJUSTED EBITDA BRIDGE-FY18 Q3 VS. FY17 Q3



$8.6
$21.1
$0.6
$0.0
$4.9
$4.5
$0.7
$3.6
$16.5
Decrease in markdown activity more than offset impact of lower margin rates on higher above $1 merchandise sales
Increased labor costs associated with seven day delivery schedule transition
CA and AZ minimum wage impact; additional hours to support sales momentum
($M)
FY17 Q3 EBITDA
Earnings from Net Sales Increase
Change in Product Margin
Shrink, Scrap & Misc. COGs
Distribution & Transportation
Store Labor
Store Occupancy
Corporate & Other Store Exp.
FY18 Q3 EBITDA

Note: Adjusted EBITDA excludes impact of non-cash, one-time and non-recurring items. Please refer to our earnings release for the second quarter of fiscal 2018 ended October 27, 2017 for additional details.

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BALANCE SHEET ITEMS ($M) Balance as of Quarter Ended ($M) Oct. 17 Jan. 17 April 18 July 18 Oct. 18 Inventory $188 $176 $185 $189 $213 AP $88 $87 $112 $102 $97 Revolver Cash Borrowings $42 $39 $33 $51 $54 Sufficient liquidity to support ongoing business needs $42 $39 $33 $51 $54 Oct-17 Jan-17 Apr-18 Jul-18 Oct-18 Cash Borrowings Under Revolver

CAPITAL EXPENDITURES Will remain vigilant with respect to all investments made, both in terms of absolute dollars and achieving an appropriate ROI FY18 Guidance ($M) FY18 Q3 FY18 YTD Low High New and Existing Stores $7.9 $16.6 $28.0 $31.0 IT & Supply Chain Maintenance 5.3 15.5 20.0 22.0 Total Capex $13.2 $32.1 $48.0 $53.0

Subsequent events – Term Loan Facility On November 7, 2017, the Company successfully completed the amendment of its existing term loan facility, which, among other things, extended the maturity date by three years from January 2019 to January 2022. The maturity date of the term loan facility has been extended to January 13, 2022, with a springing feature to June 1, 2019 if a certain percentage of the Company’s existing senior notes due in 2019 remain outstanding at that time. In connection with the amendment, approximately $130 million of the existing first lien term loans held by the Company’s equity sponsors were converted to a new pay in-kind second lien term loan facility. The amendment also includes certain term lender-friendly covenant modifications and other amendments. The Company effected corresponding amendments to its ABL Facility to permit the transactions contemplated by the amendment. The first lien term loan will bear an annual interest rate equal to LIBOR plus 500 basis points plus an additional 150 basis points to be paid in kind. The second lien term loan provides for interest to be paid in kind at an annual rate equal to LIBOR plus 850 basis points. ABL Facility maturity (including, for the avoidance of doubt, the FILO Facility) has been extended to a date that is 91 days prior to the first lien term loan maturity date. Amendment and extension significantly improves liquidity and debt maturity profile and will provide additional runway to execute turnaround plan

Subsequent events – Senior Notes Senior Notes On November 7, 2017, the Company announced the launch of an exchange offer and consent solicitation to exchange its existing 11% senior notes due 2019, of which there are currently $250 million aggregate principal amount outstanding for new senior secured notes due 2022 in respect of existing notes held by non-affiliated eligible holders. Existing notes held by affiliates of the Company's equity sponsors are proposed to be exchanged for shares of new paid in-kind preferred stock of Number Holdings, Inc., the direct parent of the Company. The Company has entered into a transaction support agreement with certain holders of existing notes pursuant to which the Company and the other parties thereto, including the equity sponsor affiliates, agreed to support the exchange offer, as amended. As amended, the exchange offer includes a minimum tender condition that at least 95% in aggregate principal amount of Existing Notes be validly tendered and not withdrawn in the exchange offer and the simultaneous Sponsor Affiliate exchange prior to the expiration date. The Company has announced that as of December 4, 2017, the Company had received tenders from holders of at least $242,228,000 in aggregate principal amount of Existing Notes, representing approximately 96.89% of the total outstanding principal amount of Existing Notes. The right to withdraw tenders of Existing Notes and related consents and the right to receive an early tender premium have expired. The exchange offer will expire later today, unless extended, and the settlement date is expected to be on or about December 14, 2017.

fiscal 2018 Outlook Positive same-store sales growth Capital expenditures in the range of $48 to $53 million Year-over-year decrease in net loss and an increase in adjusted EBITDA over the same period 2 new store openings

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